Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC. ANNOUNCES 23% INCREASE

IN SECOND QUARTER 2010 EARNINGS PER SHARE TO $0.16

AND A 10% NET REVENUE INCREASE TO $1.2 BILLION

NAPLES, FLORIDA (July 26, 2010) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for its second quarter ended June 30, 2010. For the quarter, Health Management reported net revenue of $1,247.8 million and earnings before interest, income taxes, depreciation and amortization, and certain other items (“Adjusted EBITDA”) of $182.5 million. During the second quarter, income from continuing operations was $45.7 million and net income attributable to Health Management’s common stockholders was $39.7 million, or $0.16 per diluted share, a 23.1% increase as compared to $0.13 for the same quarter a year ago. The tables accompanying this press release also include a reconciliation of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

On a consolidated basis, net revenue from continuing operations increased 10.3%, admissions from continuing operations grew 5.0%, and adjusted admissions from continuing operations grew 9.6% in the second quarter as compared to the same quarter a year ago. In addition, consolidated Adjusted EBITDA for the second quarter increased 7.5% to $182.5 million compared to the same quarter a year ago.

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For continuing operations at hospitals owned and operated by Health Management for one year or more, referred to as same hospital continuing operations, compared to the prior year’s second quarter, Adjusted EBITDA increased 6.5% to $210.0 million, representing 17.8% of net revenue. This compares to $197.2 million, or 17.4% of net revenue, for the same quarter in the prior year.

“We are pleased with the continued successful execution of our operating strategy which has generated another quarter of outstanding financial results,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “We have maintained our disciplined cost controls while continuing to see progress with our emergency room operational improvements, physician recruitment and market service development. While we continue to expand same hospital margins, our acquisition pipeline remains active, and we believe our growth opportunities will continue. Last quarter we raised our annual diluted EPS objective for 2010 to be between $0.56 and $0.61, and we are now reiterating that annual objective.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $149.7 million, or 12.0% of net revenue, for the second quarter compared to $136.7 million, or 12.1% of net revenue, for the same quarter a year ago, and $158.8 million, or 12.4% of net revenue, sequentially, for the quarter ended March 31, 2010.

Uninsured discounts for the second quarter were $191.4 million, compared to $165.2 million for the same period a year ago. Charity/indigent care write-offs for the quarter were $20.2 million, compared to $19.3 million for the same quarter in the prior year.

The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 24.8% for the second quarter, compared to 24.4% for the same quarter a year ago. We believe that this fiscal measure, which we refer to as our Uncompensated Patient Care Percentage, is important because it provides us with key information regarding the aggregate level of patient care for which we do not receive remuneration.

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Cash flow from continuing operating activities for the second quarter ended June 30, 2010 was $157.7 million, after cash interest and cash tax payments aggregating $106.6 million. Health Management’s total leverage ratio and interest coverage ratio were 4.29 and 3.24, respectively, at June 30, 2010. These ratios are well within the requirements of Health Management’s credit facilities.

For the six months ended June 30, 2010, Health Management reported net revenue of $2,532.8 million and Adjusted EBITDA of $378.8 million. Likewise, during the six month period, income from continuing operations was $99.1 million and net income attributable to Health Management’s common stockholders was $86.6 million, or $0.35 per diluted share, a 25.0% increase compared to $0.28 per diluted share for the six months ended June 30, 2009, excluding certain items and gains on early extinguishment of debt.

Effective July 1, 2010, through its subsidiaries, Health Management acquired a 60% controlling interest in three Shands HealthCare hospitals: (i) Shands Lake Shore located in Lake City, Florida; (ii) Shands Live Oak, located in Live Oak, Florida; and (iii) Shands Starke, located in Starke, Florida. Shands HealthCare will retain a 40% ownership interest in each hospital. “We are developing unique partnerships with not-for-profit health systems like Shands HealthCare to leverage both our strengths and the strengths of our partners. We believe that these partnerships will improve patients’ access to and level of quality health care,” added Mr. Newsome. “The partnership integration with these three Shands HealthCare hospitals is in the very early stages and is exceeding our expectations. Encouragingly, this partnership has generated additional interest from other highly respected health systems that are seeking similar benefits.”

Health Management’s executive leadership team will hold a conference call and webcast to discuss the contents of this press release and the consolidated financial results for the second quarter ended June 30, 2010 on Tuesday, July 27, 2010 at 10:30 a.m. EDT. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

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Health Management will archive a copy of the audio webcast, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 58 hospitals, with approximately 8,600 licensed beds, in non-urban communities located throughout the United States. All references to “HMA,” “Health Management”, the “Company”, “we”, “us” and “our” used in this press release refer to Health Management Associates, Inc. and its subsidiaries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “prospects,” “promising” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements regarding acquisitions, divestitures and other proposed or contemplated transactions, statements of future economic performance, statements regarding the state of the economy, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

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Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net revenue	$1,247,787	$1,131,765	$2,532,806	$2,296,470

Operating expenses:
Salaries and benefits	490,607	439,125	998,374	894,062
Supplies	176,984	162,581	357,646	325,808
Provision for doubtful accounts	149,731	136,749	308,536	276,126
Depreciation and amortization	61,883	59,188	123,998	118,776
Rent expense	30,555	24,832	60,532	49,528
Other operating expenses	217,425	198,682	428,891	400,331

Total operating expenses	1,127,185	1,021,157	2,277,977	2,064,631

Income from operations	120,602	110,608	254,829	231,839

Other income (expense):
Gains on sales of assets, net	84	1,999	1,279	1,846
Interest and other income, net	2,651	309	3,922	557
Interest expense	(52,530)	(54,182)	(106,104)	(109,185)
Gains on early extinguishment of debt	—	—	—	16,735
Write-offs of deferred financing costs	—	(250)	—	(444)

Income from continuing operations before income taxes	70,807	58,484	153,926	141,348
Provision for income taxes	(25,094)	(20,206)	(54,794)	(49,897)

Income from continuing operations	45,713	38,278	99,132	91,451
Income from discontinued operations, net of income taxes	—	1,020	—	416

Consolidated net income	45,713	39,298	99,132	91,867
Net income attributable to noncontrolling interests	(6,056)	(6,705)	(12,535)	(13,258)

Net income attributable to Health Management Associates, Inc.	$39,657	$32,593	$86,597	$78,609

Earnings per share attributable to Heath Management Associates, Inc. common stockholders:

Basic and Diluted:
Continuing operations	$0.16	$0.13	$0.35	$0.32
Discontinued operations	—	—	—	—

Net income	$0.16	$0.13	$0.35	$0.32

Weighted average number of shares outstanding:
Basic	248,390	244,834	247,975	244,810

Diluted	251,198	245,914	250,535	245,578

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$39,657	$31,897	$86,597	$78,789
Income (loss) from discontinued operations, net of income taxes	—	696	—	(180)

Net income attributable to Health Management Associates, Inc.	$39,657	$32,593	$86,597	$78,609

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2010	2009

Cash flows from operating activities:
Consolidated net income	$99,132	$91,867
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	127,361	122,198
Provision for doubtful accounts	308,536	276,126
Stock-based compensation expense	8,934	5,396
Gains on sales of assets, net	(1,279)	(1,846)
Gains on sales of available-for-sale securities	(2,754)	—
Write-offs of deferred financing costs	—	444
Gains on early extinguishment of debt	—	(16,735)
Deferred income tax expense (benefit)	(8,698)	4,689
Changes in assets and liabilities of continuing operations:
Accounts receivable	(310,230)	(270,566)
Supplies, prepaid expenses and other current assets	(9,340)	(3,058)
Prepaid and recoverable income taxes	14,327	60,132
Deferred charges and other long-term assets	(7,648)	(10,189)
Accounts payable, accrued expenses and other liabilities	20,099	(6,337)
Equity compensation excess income tax benefits	(1,112)	(144)
Income from discontinued operations, net of income taxes	—	(416)

Net cash provided by continuing operating activities	237,328	251,561

Cash flows from investing activities:
Acquisitions and other	(10,959)	—
Additions to property, plant and equipment	(92,486)	(114,791)
Proceeds from sales of assets and insurance recoveries	2,189	3,995
Purchases of available-for-sale securities	(348,549)	—
Proceeds from sales of available-for-sale securities	248,854	—
(Increase) decrease in restricted funds, net	(9,021)	7,648

Net cash used in continuing investing activities	(209,972)	(103,148)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(19,992)	(127,105)
Proceeds from exercises of stock options	5,462	—
Cash received from noncontrolling shareholders	2,547	10,028
Cash payments to noncontrolling shareholders	(9,866)	(14,878)
Equity compensation excess income tax benefits	1,112	144

Net cash used in continuing financing activities	(20,737)	(131,811)

Net increase in cash and cash equivalents before discontinued operations	6,619	16,602
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	—	5,386
Investing activities	—	(717)
Financing activities	—	(276)

Net increase in cash and cash equivalents	6,619	20,995
Cash and cash equivalents at beginning of the period	106,018	143,614

Cash and cash equivalents at end of the period	$112,637	$164,609

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$112,637	$106,018
Available-for-sale securities	140,395	36,585
Accounts receivable, net	655,480	656,171
Other current assets	261,391	261,394
Assets of discontinued operations	13,404	13,404
Property, plant and equipment, net	2,488,493	2,498,266
Restricted funds	46,923	38,848
Other assets	1,001,440	993,413

Total assets	$4,720,163	$4,604,099

Liabilities and Stockholders’ Equity
Current liabilities	$514,902	$525,897
Deferred income taxes	133,738	133,451
Other long-term liabilities	632,135	578,459
Long-term debt	2,993,340	3,004,672
Stockholders’ equity	446,048	361,620

Total liabilities and stockholders’ equity	$4,720,163	$4,604,099

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
Continuing Operations
Occupancy	43.8%	45.1%		46.1%	47.2%
Patient days	331,709	319,848	3.7%	698,609	670,289	4.2%

Admissions	79,896	76,120	5.0%	165,378	157,908	4.7%
Adjusted admissions	145,415	132,719	9.6%	294,333	270,220	8.9%

Average length of stay	4.2	4.2		4.2	4.2
Surgeries	80,528	73,152	10.1%	160,912	146,115	10.1%
Emergency room visits	348,236	336,117	3.6%	694,845	678,757	2.4%

Net revenue (in 000’s)	$1,247,787	$1,131,765	10.3%	$2,532,806	$2,296,470	10.3%
Net revenue per adjusted admission	$8,581	$8,528	0.6%	$8,605	$8,499	1.2%
Total inpatient revenue percentage	49.8%	52.8%		50.8%	53.0%
Total outpatient revenue percentage	50.2%	47.2%		49.2%	47.0%

Same Hospitals
Occupancy	43.5%	45.1%		46.0%	47.2%
Patient days	310,291	319,848	-3.0%	655,849	670,289	-2.2%

Admissions	75,676	76,120	-0.6%	157,168	157,908	-0.5%
Adjusted admissions	137,657	132,719	3.7%	279,445	270,220	3.4%

Average length of stay	4.1	4.2		4.2	4.2
Surgeries	76,402	73,152	4.4%	152,962	146,115	4.7%
Emergency room visits	333,938	336,117	-0.6%	666,822	678,757	-1.8%

Net revenue (in 000’s)	$1,176,747	$1,131,765	4.0%	$2,393,063	$2,296,470	4.2%
Net revenue per adjusted admission	$8,548	$8,528	0.2%	$8,564	$8,499	0.8%
Total inpatient revenue percentage	49.3%	52.8%		50.3%	53.0%
Total outpatient revenue percentage	50.7%	47.2%		49.7%	47.0%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net revenue	$1,247,787	$1,131,765	$2,532,806	$2,296,470
Less acquisitions	71,040	—	139,743	—

Same hospital net revenue	$1,176,747	$1,131,765	$2,393,063	$2,296,470

Consolidated net income	$45,713	$39,298	$99,132	$91,867

Adjustments:
Income from discontinued operations, net of income taxes	—	(1,020)	—	(416)
Provision for income taxes	25,094	20,206	54,794	49,897
Gains on sales of assets, net	(84)	(1,999)	(1,279)	(1,846)
Interest and other income, net	(2,651)	(309)	(3,922)	(557)
Interest expense	52,530	54,182	106,104	109,185
Gains on early extinguishment of debt	—	—	—	(16,735)
Write-offs of deferred financing costs	—	250	—	444
Depreciation and amortization	61,883	59,188	123,998	118,776

Adjusted EBITDA	182,485	169,796	378,827	350,615

Adjustment for acquisitions, corporate and other	27,504	27,430	58,340	57,170

Same hospital operating Adjusted EBITDA	$209,989	$197,226	$437,167	$407,785

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (a)	17.8%	17.4%	18.3%	17.8%

(a)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains on sales of assets, net interest and other income, interest expense, net gains on early extinguishment of debt, write-offs of deferred financing costs, provision for income taxes, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA does not represent cash flows from operating activities as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an alternative to cash flows as a measure of Health Management’s liquidity. Nevertheless, Health Management believes that providing non-GAAP information regarding Adjusted EBITDA is important for investors and other readers of Health Management’s financial statements, as it is commonly used as an analytical indicator within the healthcare industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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